Exhibit 10.17
[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made and entered into this 29th day of January, 2019, by and between Novan, Inc. (the “Company”) and Jeff N. Hunter (“Consultant”). Throughout the remainder of this Agreement, the Company and Consultant may be collectively referred to as the “Parties” and individually referred to as a “Party.”
WHEREAS, Consultant is currently employed by the Company pursuant to an Employment Agreement between the Parties, dated April 15, 2018 (the “Employment Agreement”), and Consultant’s employment will end on January 31, 2019;
WHEREAS, Consultant and the Company have entered into a Separation and General Release Agreement (the “Separation Agreement”) simultaneous with the execution of this Agreement;
WHEREAS, Consultant is also subject to the terms of the Confidentiality and Assignment of Inventions Agreement, executed by Consultant on October 9, 2009, and the Amended and Restated Noncompetition Agreement, executed by Consultant on May 11, 2016 (collectively the “Restrictive Covenants Agreements”);
WHEREAS, the Company desires to have the benefit of Consultant’s services under this
WHEREAS, the Parties have reached agreement on the terms and conditions for Consultant’s provision of consulting services, and wish to enter into this Agreement to memorialize such terms; and
WHEREAS, Consultant represents that he has carefully read this entire Agreement, understands its consequences, and voluntarily enters into it.
NOW THEREFORE, in consideration of the above and the mutual promises set forth below, Consultant and the Company agree as follows:
1.TERM. The term of this Agreement shall commence on the effective date of this Agreement (as defined in Section of the Separation Agreement) (the “Effective Date”) and continuing until September 30, 2019, unless extended in writing by the mutual agreement of the Parties (both referred to herein as the “Consulting Term”).

2.DESCRIPTION OF SERVICES. Consultant shall provide services as a consultant to the Company, and will report to and perform duties assigned by the Company’s Chief Executive Officer (the “CEO”) or the Company President. Consultant shall be available to provide services as a consultant at such times and in such amounts as requested by the CEO, the President and/or as necessary, which services will primarily relate to the Company’s lease and certain licensing arrangements, as outlined in this Section 2; provided that such services shall not exceed 20% of Consultant’s average amount of work time during the thirty six (36) month period prior to the

Separation Date (as defined in the Separation Agreement), in order to ensure that Consultant’s separation from employment with the Company is considered a “Separation from Service” within the meaning of Section 409A of the Internal Revenue Code. Consultant shall provide the Services as follows:

(a)    [***]. Consultant shall facilitate [***] at no cost to the Company by meeting both of these targets no later than the end of the Consulting Term (“[***] Targets”): (aa) [***]; and (bb) [***]. The determination of whether the [***] Targets have been achieved will be made in the sole discretion of the Company; provided, however, that the execution [***] of a binding term sheet prior to the expiration of the Term of this Agreement that contains terms that fulfills the obligations set forth in subsections (aa) and (bb) above shall be considered satisfactory achievement. The Company shall notify Consultant in writing whether it has determined that the [***] Targets have been achieved or its determination that such Targets have not been achieved. If the [***] Targets are not achieved by the expiration of the Term, then no payment shall be due to Consultant from the Company.

(b)    [***]. Consultant shall continue to work with the Company to [***] on terms acceptable to the Company (the “[***] Target”), resulting in [***] that are acceptable to the Company. The determination of whether the [***] Target has been achieved will be made in the sole discretion of the Company; provided, however, that the execution by the Company and relevant third parties of a binding term sheet prior to the expiration of the Term of this Agreement shall be considered satisfactory achievement of the Target. The Company shall notify Consultant in writing whether it has determined that the [***] Target has been achieved or its determination that such Target has not been achieved. If the [***] Target has not been achieved by the expiration of the Term, then no payment shall be due to Consultant from the Company.

(c)    Other services. If requested by the CEO or his designee, Consulting shall provide other services to the Company on an hourly basis based on his knowledge and background.

3.CONSULTING FEES. Consultant shall be paid as follows for the Services:

(a)    [***]. Consultant shall be paid the amount of $30,625, subject to Section 5, in lump sum within 30 days following the Company’s notification of Consultant that the [***] Targets have been achieved, as provided in Section 2(a).

(b)    [***]. Consultant shall be paid the amount of $30,625, subject to Section 5, in lump sum within 30 days following the Company’s notification of Consultant that the [***] Targets have been achieved, as provided in Section 2(b).

(c)    Other services. Consultant shall be paid an hourly rate of $250 per hour for services covered by Section 2(c) above. Consultant shall submit monthly invoices outlining the hours of Services provided each month along with any reasonable expenses, pre-approved by the Company in writing, and the Company shall pay such invoices within thirty (30) days of its receipt of the same. Consultant shall keep records of time worked and expenses incurred, and to make such records available to the Company at reasonable times and on reasonable advance notice.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)    Continued Service for Vesting. Consultant’s service as a consultant during the Consulting Term shall be deemed continued service for purposes of continued vesting of equity awards under the Company’s plans, programs or agreements.

4.INDEPENDENT CONTRACTOR STATUS. The Parties hereby acknowledge and agree that Consultant’s provision of services as a Consultant shall be provided strictly as an independent contractor. Nothing in this Agreement shall be construed to render Consultant an employee, co-venturer, agent, or other representative of the Company during the Consulting Term. Consultant understands that he must comply with all tax laws applicable to a self-employed individual, including the filing of any necessary tax returns and the payment of all income and self-employment taxes. The Company shall not be required to withhold from any payments of the consulting fee any state or federal income taxes or to make payments for Social Security tax, unemployment insurance, or any other payroll taxes, except as otherwise required for the Separation Benefits set forth in Section 2. The Company shall not be responsible for, and shall not obtain, worker’s compensation, disability benefits insurance, or unemployment security insurance coverage for Consultant. Consultant is not eligible for, nor entitled to, and shall not participate in, any of the Company’s benefit plans. Consistent with his duties and obligations under this Consulting Agreement, Consultant shall, at all times, maintain sole and exclusive control over the manner and method by which he performs his services as a Consultant.

5.EARLY TERMINATION OF CONSULTING TERM. The Company may terminate the Consulting Term early only if Consultant has engaged in conduct that constitutes Cause. For purposes of this Section 5, “Cause” shall mean: (a) willful misconduct in the performance of consulting services, after being advised in writing and being given a period of at least 10 days to remedy such misconduct, except no such 10-day period will be given in the event that the misconduct cannot, by its nature, be reasonably expected to be remedied; (b) conviction of or entering of a guilty plea or plea of no contest with respect to a felony, a crime of moral turpitude or any other crime with respect to which imprisonment is a possible punishment; or (c) breach by Consultant of a material term of this Agreement, after being advised in writing of such breach or violation and being given a period of at least 10 days to remedy such breach or violation.

6.GENERAL RELEASE. Consultant agrees that he will execute one or more General Release Agreements, attached hereto as Exhibit A, as a condition of receiving the payments under Section 3 (a) and 3(b), with each payment requiring a separate release, and shall sign and deliver such General Releases within ten (10) days of the Company’s notification to Consultant of achievement under Section 3(a) and/or 3(b).

7.RESTRICTIVE COVENANTS AGREEMENTS. As provided in Section 3 of the Separation Agreement, Consultant shall continue to be fully bound by the terms of the Restrictive Covenants Agreements, as amended in the Separation Agreement.

8.COMPANY PROPERTY. Consultant agrees to deliver to the Company upon the expiration of the Term, or sooner if requested by the Company: (i) all Company records, memoranda, data, documents and other property of any description which refer or relate in any way to trade secrets or confidential information, including all copies thereof, which are in his possession, custody or control; and (ii) all Company property (including, but not limited to, keys, credit cards, computers, client files, contracts, proposals, work in process, manuals, forms, computer stored work in process and other computer data, research materials, other items of business information concerning any

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Company customer or client or potential prospect to purchase some or all of the Company’s assets, or Company business or business methods, including all copies thereof) which is in his possession, custody or control.

9.WARRANTIES BY CONSULTANT. Consultant represents and warrants that Consultant has the knowledge and skills required to perform the Services under this Agreement, and will provide the Services in a commercially reasonable manner and consistent with industry standards. Consultant will perform the Services in compliance with all applicable federal, state and local laws and regulations. Consultant will perform the Services in compliance with all Company rules and regulations, including those relating to personal conduct, ethics and data security.

10.GOVERNING LAW. This Agreement shall be construed, interpreted, and governed in accordance with and by North Carolina law and the applicable provisions of federal law (“Applicable Federal Law”). Any and all claims, controversies, and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by the laws of the state of North Carolina, including its statutes of limitations, except for Applicable Federal Law, without giving effect to any North Carolina conflict-of-laws rule that would result in the application of the laws of a different jurisdiction. Both Consultant and the Company acknowledge and agree that the state or federal courts located in North Carolina have personal jurisdiction over them and over any dispute arising under this Agreement, and both Consultant and the Company irrevocably consent to the jurisdiction of such courts.

11.ENTIRE AGREEMENT. Except for the Separation Agreement, Restrictive Covenant Agreements, as amended, and as expressly provided herein, this Agreement: (i) supersedes and cancels all other understandings and agreements, oral or written, with respect to Consultant’s employment with the Company; (ii) supersedes all other understandings and agreements, oral or written, between the Parties with respect to the subject matter of this Agreement; and (iii) constitutes the sole agreement between the Parties with respect to this subject matter. Each Party acknowledges that: (i) no representations, inducements, promises or agreements, oral or written, have been made by any Party or by anyone acting on behalf of any Party, which are not embodied in this Agreement; and (ii) no agreement, statement or promise not contained in this Agreement shall be valid. No change or modification of this Agreement shall be valid or binding upon the Parties unless such change or modification is in writing and is signed by the Parties. This Agreement shall be in addition to and, except as expressly provided herein, shall not affect the provisions of any employee benefit or other plan or program of the Company and any award agreement between the Company and Consultant.

12.SEVERABILITY. If any portion, provision, or part of this Agreement is held, determined, or adjudicated by any court of competent jurisdiction to be invalid, unenforceable, void, or voidable for any reason whatsoever, each such portion, provision, or part shall be severed from the remaining portions, provisions, or parts of this Agreement, and such determination or adjudication shall not affect the validity or enforceability of such remaining portions, provisions, or parts.

13.COUNTERPARTS. This Agreement may be executed in any number of counterparts, and delivered by facsimile, PDF or other electronic copy, and each counterpart when so executed and delivered shall be deemed to be an original and when taken together shall constitute one and the same instrument, and production of an originally executed, facsimile, PDF or other

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

electronic copy, of each counterpart execution page will be sufficient for purposes of proof of execution and delivery of this Agreement. Any Party hereto may execute this Agreement by signing any such counterpart.

14.WAIVER OF BREACH. A waiver of any breach of this Agreement shall not constitute a waiver of any other provision of this Agreement or any subsequent breach of this Agreement.

15.SUCCESSORS; BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and to their respective successors, assigns, heirs, executors, administrators and other legal representatives.

16.NOTICES. All notices, requests, consents, approvals, and other communications to, upon, and between the parties shall be in writing and shall be deemed to have been given, delivered, made, and received when: (a) personally delivered; (b) deposited for next day delivery by Federal Express, or other similar overnight courier services; or (c) transmitted to the attention of the applicable party at the following addresses:

If to the Company,
Kelly Martin
Chief Executive Officer
Novan, Inc.
4105 Hopson Road
Morrisville, NC 27560.
Email: gkmartin@novan.com
If to the Consultant:
Jeff N. Hunter
[***]
Email: [***]

17.SECTION 409A OF THE INTERNAL REVENUE CODE.

a.Parties’ Intent. The Parties intend that no payments or benefits hereunder shall constitute non-qualified deferred compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder (collectively, “Section 409A”) and all provisions of this Agreement shall be construed in a manner consistent with such intention. If any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause Consultant to incur any additional tax or interest under Section 409A, the Company shall, upon the specific request of Consultant, use its reasonable business efforts to in good faith reform such provision to be exempt from, or comply with, Code Section 409A; provided, that to the maximum extent practicable, the original intent and economic benefit to Consultant and the Company of the applicable provision shall be maintained, and the Company shall have no obligation to make any changes that could create any material additional economic cost or loss of material benefit to the Company. The Company shall timely use its reasonable business efforts to amend any plan or program in which Consultant participates to bring it under an exemption from, or in compliance with, Section 409A. Notwithstanding the

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foregoing, the Company shall have no liability with regard to any failure to comply with Section 409A so long as it has acted in good faith with regard to compliance therewith.

b.Separation from Service. A termination of employment or separation from service shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that constitute nonqualified deferred compensation within the meaning of Section 409A upon or following a termination of employment or separation from service unless such termination also constitutes a “Separation from Service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment,” “separation from service” or like terms shall mean Separation from Service.

c.Separate Payments. Each installment payment required under this Agreement shall be considered a separate payment for purposes of Section 409A.

d.Delayed Distribution to Specified Consultants. If the Company determines in accordance with Sections 409A and 416(i) of the Code and the regulations promulgated thereunder, in the Company’s sole discretion, that Consultant is a Specified Executive of the Company on the date he experiences a separation from service with the Company and that a delay in benefits provided under this Agreement is necessary to comply with Code Section 409A(A)(2)(B)(i), then any post separation payments and any continuation of benefits or reimbursement of benefit costs provided by this Agreement, and not otherwise exempt from Section 409A, shall be delayed for a period of six (6) months following the date of Consultant’s separation from service (the “409A Delay Period”). In such event, any post separation payments and the cost of any continuation of benefits provided under this Agreement that would otherwise be due and payable to Consultant during the 409A Delay Period shall be paid to Consultant in a lump sum cash amount in the month following the end of the 409A Delay Period. For purposes of this Agreement, “Specified” shall mean an employee who, on an Identification Date (“Identification Date” shall mean each December 31) is a key employee as defined in Section 416(i) of the Code without regard to paragraph (5) thereof.
[Signature Page Follows]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the day and year written below.

JEFF N. HUNTER

/s/ Jeff N. Hunter		Date: 1/25/2019

NOVAN, INC.

/s/ G. Kelly Martin
By:	G. Kelly Martin
Title:	CEO

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.